EXHIBIT 2.1.1

                                 PLAN OF MERGER


This Plan of Merger is made the 23rd day of September, 2002 between Patagonia Gold (BVI) Limited and Patagonia Gold Corporation

WHEREAS Patagonia Gold (BVI) Limited is an International Business Company incorporated and existing under and by virtue of the International Business Companies Act (the "Act") and is entering into this Plan of Merger pursuant to the provisions of Section 76 to 79 of the Act.

AND WHEREAS Patagonia Gold Corporation is a company incorporated under and by virtue of the State of Florida, USA and is entering into this Plan of Merger pursuant to the provisions of section 607 of the said Law.

AND WHEREAS the directors of the parties hereto deem it desirable and in the best interest of the companies and their members as the case may be that Patagonia Gold Corporation be merged into Patagonia Gold (BVI) Limited.

NOW  THEREFORE  this  Plan  of  Merger  witnesseth  as  follows:

1. The constituent companies to this plan of Merger are Patagonia Gold (BVI) Limited and Patagonia Gold Corporation.

2.   The  Surviving  Company  is  Patagonia  Gold  (BVI)  Limited.

3. Patagonia Gold (BVI) Limited has 13,000,000 voting shares in issue which is owned by Patagonia Gold Corporation and Patagonia Gold Corporation has 13,000,000 voting shares in issue which is owned by Patagonia Gold Corporation public shareholders. The shares issued by the said companies are each entitled to vote on the merger as one class.

4. Upon the merger, the separate corporate existence of Patagonia Gold Corporation shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities obligations and penalties of the constituent companies.

5. The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company or other property shall be as follows:

     (a) each share with par value of Patagonia Gold (BVI) Limited issued and outstanding on the effective date of the merger shall continue to be one share with par value in the Surviving Company; and

     (b) each share with par value of Patagonia Gold Corporation issued and outstanding on the effective date and owned by Patagonia Gold Corporation public shareholders shall be converted into one share with par value of the Surviving Company.

6. The constituent documents of Patagonia Gold (BVI) Limited as in effect on the effective date shall be the constituent documents of the Surviving Company until the same shall be altered or amended or until a new constituent documents are adopted as provided therein.

7. This Plan of merger shall be submitted to the members of each of the constituent companies for their approval by a resolution of members.

8. The merger shall be effective as provided by the laws of the British Virgin Islands.

9.   This  Plan  of  Merger  may  be  executed  in  counterparts.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this 21st day of October, 2002.


SIGNED and DELIVERED for and          )
on behalf of the                      )
PATAGONIA GOLD (BVI) LIMITED          )          /s/ A Cameron Richardson
                                      )          ------------------------
by  A. Cameron Richardson             )          A. Cameron Richardson
a duly authorised director before me  )          Director

John David Phillips
-------------------
Name

Jane Harvey Associates
Barristers and Solicitors
1800 Sheppard Ave, East, Suite U-219B
Willowdale, Ontario M2J 5A4
---------------------------
Address

/s/ John D Phillips
-------------------
Notary Public

SIGNED and  DELIVERED for and          )
on behalf of                           )
PATAGONIA GOLD CORPORATION             )
by Terry Longair                       )       /s/ Terry Longair
                                       )       -----------------
a duly authorized director before me   )      Terry Longair
                                       )      Director

Louis P Salley
--------------
Name

Barrister & Solicitor
Suite 1750 - 1185 W. Georgia Street
Vancouver, B.C., Canada V6E 4E6
-------------------------------
Address

/s/ Louis P Salley
------------------
Notary Public